Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766

or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REPORTS NET INCOME OF $104.8 MILLION AND ADJUSTED EBITDA

OF $332.8 MILLION FOR THIRD QUARTER FISCAL 2015

•	Third Quarter Net Income of $104.8 Million and Net Income per Diluted Share of $0.10, Compared to Prior Year’s Third Quarter Net Income of $71.5 Million and Net Income per Diluted Share of $0.04

•	Third Quarter Adjusted EBITDA of $332.8 Million Compared to Adjusted EBITDA of $282.3 Million in Prior Third Quarter

•	Rite Aid Raises Fiscal 2015 Outlook

CAMP HILL, Pa. (Dec. 18, 2014) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its fiscal third quarter ended November 29, 2014. The company reported revenues of $6.7 billion, net income of $104.8 million or $0.10 per diluted share, and Adjusted EBITDA of $332.8 million, or 5.0 percent of revenues.

"We are pleased with our results for the third quarter, said Rite Aid Chairman and CEO John Standley.” Our focus on expanding our health and wellness offering and delivering a higher level of care to the communities we serve drove our strong same-store sales, prescription count and gross profit. Based upon our strong third-quarter results, we have raised our guidance for the year."

Third Quarter Summary

Revenues for the quarter were $6.7 billion versus revenues of $6.4 billion in the prior year’s third quarter. Revenues increased 5.3 percent primarily as a result of an increase in same store sales.

Same store sales for the quarter increased 5.4 percent over the prior year, consisting of a 1.6 percent increase in front-end sales and a 7.2 percent increase in pharmacy sales. Pharmacy sales included an approximate 228 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores increased 4.5 percent over the prior year period. Prescription sales accounted for 69.8 percent of total drugstore sales, and third party prescription revenue was 97.6 percent of pharmacy sales.

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Rite Aid FY 2015 Q3 Press Release - page 2

Net income was $104.8 million or $0.10 per diluted share compared to last year’s third quarter net income of $71.5 million or $0.04 per diluted share. The improvement in net income resulted primarily from an increase in Adjusted EBITDA and a lower LIFO charge, partially offset by a higher loss on debt retirement related to the redemption of the company’s 10.25% senior secured notes.

Adjusted EBITDA (which is reconciled to net income on the attached table) was $332.8 million or 5.0 percent of revenues for the third quarter compared to $282.3 million or 4.4 percent of revenues for the like period last year. Adjusted EBITDA improved due to an increase in front-end and pharmacy gross profit, partially offset by an increase in selling, general and administrative expenses related to our higher level of sales. The improved pharmacy gross profit was driven by the increase in pharmacy prescription revenues and a reduction in generic drug costs, driven by the company’s transition to its new drug purchasing and delivery arrangement with McKesson, partially offset by lower reimbursement rates.

In the third quarter, the company relocated 3 stores, remodeled 103 stores and expanded 1 store, bringing the total number of wellness stores chainwide to 1,529. The company also acquired 6 stores and closed 6 stores, resulting in a total store count of 4,572 at the end of the third quarter.

Rite Aid Raises Fiscal 2015 Guidance

Based upon third quarter results, the company is raising its guidance. Adjusted EBITDA (which is reconciled to net income on the attached table) is expected to be between $1.275 billion and $1.305 billion. Net income is expected to be between $315.0 million and $370.0 million and income per diluted share between $0.31 and $0.37. Sales are expected to be between $26.25 billion and $26.4 billion and same store sales to range from an increase of 3.75 percent to an increase of 4.25 percent over Fiscal 2014. Capital expenditures are expected to be approximately $525 million.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. Slides related to materials discussed on the call will be available on both sites. A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today. A playback of the call will also be available by telephone beginning at 12 p.m. Eastern Time today until 11:59 p.m. Eastern Time on Dec. 20, 2014. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the eight-digit reservation number 38826492.

Rite Aid is one of the nation’s leading drugstore chains with 4,572 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

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Rite Aid FY 2015 Q3 Press Release - page 3

Statements, including guidance, in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order, our ability to manage expenses and our investments in working capital, outcomes of legal and regulatory matters and changes in legislation or regulations, including healthcare reform. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income, the most comparable GAAP financial measure. We define Adjusted EBITDA as net income excluding the impact of income taxes (and any corresponding adjustments to tax indemnification asset), interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, debt retirements and other items (including stock-based compensation expense, sale of assets and investments and revenue deferrals related to our customer loyalty program).

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	November 29, 2014	March 1, 2014
ASSETS
Current assets:
Cash and cash equivalents	$232,954	$146,406
Accounts receivable, net	996,545	949,062
Inventories, net of LIFO reserve of $1,023,213 and $1,018,581	2,997,595	2,993,948
Prepaid expenses and other current assets	132,873	195,709
Total current assets	4,359,967	4,285,125
Property, plant and equipment, net	2,062,376	1,957,329
Goodwill	76,124	-
Other intangibles, net	420,415	431,227
Other assets	267,104	271,190
Total assets	$7,185,986	$6,944,871

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$111,613	$49,174
Accounts payable	1,205,887	1,292,419
Accrued salaries, wages and other current liabilities	1,147,174	1,165,859
Total current liabilities	2,464,674	2,507,452
Long-term debt, less current maturities	5,673,591	5,632,798
Lease financing obligations, less current maturities	65,483	75,171
Other noncurrent liabilities	774,896	843,152
Total liabilities	8,978,644	9,058,573

Commitments and contingencies	-	-
Stockholders' deficit:
Common stock	981,773	971,331
Additional paid-in capital	4,502,631	4,468,149
Accumulated deficit	(7,241,707)	(7,515,848)
Accumulated other comprehensive loss	(35,355)	(37,334)
Total stockholders' deficit	(1,792,658)	(2,113,702)
Total liabilities and stockholders' deficit	$7,185,986	$6,944,871

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended November 29, 2014	Thirteen weeks ended November 30, 2013
Revenues	$6,692,333	$6,357,732
Costs and expenses:
Cost of goods sold	4,769,020	4,557,066
Selling, general and administrative expenses	1,692,437	1,632,299
Lease termination and impairment charges	8,702	1,672
Interest expense	97,400	102,819
Loss on debt retirements, net	18,512	271
Gain on sale of assets, net	(455)	(9,331)

	6,585,616	6,284,796

Income before income taxes	106,717	72,936
Income tax expense	1,871	1,388
Net income	$104,846	$71,548

Basic and diluted earnings per share:

Numerator for earnings per share:
Net income	$104,846	$71,548
Accretion of redeemable preferred stock	-	(26)
Cumulative preferred stock dividends	-	(2,814)
Conversion of Series G and H preferred stock	-	(25,603)
Income attributable to common stockholders - basic	104,846	43,105
Add back - Interest on convertible notes	1,364	-
Income attributable to common stockholders - diluted	$106,210	$43,105

Denominator:
Basic weighted average shares	972,688	938,994
Outstanding options and restricted shares, net	22,793	48,843
Convertible notes	24,796	-

Diluted weighted average shares	1,020,277	987,837

Basic income per share	$0.11	$0.05
Diluted income per share	$0.10	$0.04

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirty-nine weeks ended November 29, 2014	Thirty-nine weeks ended November 30, 2013
Revenues	$19,680,448	$18,928,954
Costs and expenses:
Cost of goods sold	14,059,577	13,490,936
Selling, general and administrative expenses	4,977,315	4,844,491
Lease termination and impairment charges	20,661	24,034
Interest expense	299,170	322,599
Loss on debt retirements, net	18,512	62,443
Gain on sale of assets, net	(2,540)	(16,396)

	19,372,695	18,728,107

Income before income taxes	307,753	200,847
Income tax expense	33,612	6,810
Net income	$274,141	$194,037

Basic and diluted earnings per share:

Numerator for earnings per share:
Net income	$274,141	$194,037
Accretion of redeemable preferred stock	-	(77)
Cumulative preferred stock dividends	-	(8,318)
Conversion of Series G and H preferred stock	-	(25,603)
Income attributable to common stockholders - basic	274,141	160,039
Add back - Interest on convertible notes	4,092	-
Income attributable to common stockholders - diluted	$278,233	$160,039

Denominator:
Basic weighted average shares	968,897	911,608
Outstanding options and restricted shares, net	25,330	41,227
Convertible notes	24,796	-

Diluted weighted average shares	1,019,023	952,835

Basic income per share	$0.28	$0.18
Diluted income per share	$0.27	$0.17

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(unaudited)

	Thirteen weeks ended November 29, 2014	Thirteen weeks ended November 30, 2013
Net income	$104,846	$71,548
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost	660	1,263
Total other comprehensive income	660	1,263
Comprehensive income	$105,506	$72,811

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(unaudited)

	Thirty-nine weeks ended November 29, 2014	Thirty-nine weeks ended November 30, 2013
Net income	$274,141	$194,037
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost	1,979	3,788
Total other comprehensive income	1,979	3,788
Comprehensive income	$276,120	$197,825

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW  INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended November 29, 2014	Thirteen weeks ended November 30, 2013

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,692,333	$6,357,732
Cost of goods sold	4,769,020	4,557,066
Gross profit	1,923,313	1,800,666
LIFO charge	1,543	25,000
FIFO gross profit	1,924,856	1,825,666

Gross profit as a percentage of revenues	28.74%	28.32%
LIFO charge as a percentage of revenues	0.02%	0.39%
FIFO gross profit as a percentage of revenues	28.76%	28.72%

Selling, general and administrative expenses	1,692,437	1,632,299
Selling, general and administrative expenses as a percentage of revenues	25.29%	25.67%

Cash interest expense	93,142	98,838
Non-cash interest expense	4,258	3,981
Total interest expense	97,400	102,819

Adjusted EBITDA	332,769	282,262
Adjusted EBITDA as a percentage of revenues	4.97%	4.44%

Net income	104,846	71,548
Net income as a percentage of revenues	1.57%	1.13%

Total debt	5,850,687	5,952,426
Invested cash	862	11,323
Total debt net of invested cash	5,849,825	5,941,103

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	131,305	84,419
Intangible assets acquired	39,586	28,954
Total cash capital expenditures	170,891	113,373
Equipment received for noncash consideration	263	1,588
Equipment financed under capital leases	824	1,906
Gross capital expenditures	$171,978	$116,867

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW  INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirty-nine weeks ended November 29, 2014	Thirty-nine weeks ended November 30, 2013

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$19,680,448	$18,928,954
Cost of goods sold	14,059,577	13,490,936
Gross profit	5,620,871	5,438,018
LIFO charge	4,632	60,000
FIFO gross profit	5,625,503	5,498,018

Gross profit as a percentage of revenues	28.56%	28.73%
LIFO charge as a percentage of revenues	0.02%	0.32%
FIFO gross profit as a percentage of revenues	28.58%	29.05%

Selling, general and administrative expenses	4,977,315	4,844,491
Selling, general and administrative expenses as a percentage of revenues	25.29%	25.59%

Cash interest expense	286,135	309,942
Non-cash interest expense	13,035	12,657
Total interest expense	299,170	322,599

Adjusted EBITDA	979,548	968,629
Adjusted EBITDA as a percentage of revenues	4.98%	5.12%

Net income	274,141	194,037
Net income as a percentage of revenues	1.39%	1.03%

Total debt	5,850,687	5,952,426
Invested cash	862	11,323
Total debt net of invested cash	5,849,825	5,941,103

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	324,938	255,269
Intangible assets acquired	79,609	64,605
Total cash capital expenditures	404,547	319,874
Equipment received for noncash consideration	1,600	1,588
Equipment financed under capital leases	4,749	15,023
Gross capital expenditures	$410,896	$336,485

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

	Thirteen weeks ended November 29, 2014	Thirteen weeks ended November 30, 2013

Reconciliation of net income to adjusted EBITDA:
Net income	$104,846	$71,548
Adjustments:
Interest expense	97,400	102,819
Income tax expense	1,871	1,388
Depreciation and amortization	104,614	101,188
LIFO charge	1,543	25,000
Lease termination and impairment charges	8,702	1,672
Other	13,793	(21,353)
Adjusted EBITDA	$332,769	$282,262
Percent of revenues	4.97%	4.44%

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

	Thirty-nine weeks ended November 29, 2014	Thirty-nine weeks ended November 30, 2013

Reconciliation of net income to adjusted EBITDA:
Net income	$274,141	$194,037
Adjustments:
Interest expense	299,170	322,599
Income tax expense	33,612	6,810
Depreciation and amortization	309,203	301,681
LIFO charge	4,632	60,000
Lease termination and impairment charges	20,661	24,034
Other	38,129	59,468
Adjusted EBITDA	$979,548	$968,629
Percent of revenues	4.98%	5.12%

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended November 29, 2014	Thirteen weeks ended November 30, 2013

OPERATING ACTIVITIES:
Net income	$104,846	$71,548
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	104,614	101,188
Lease termination and impairment charges	8,702	1,672
Gain from lease termination	-	(8,750)
LIFO charge	1,543	25,000
Gain on sale of assets, net	(455)	(9,331)
Stock-based compensation expense	7,040	4,117
Loss on debt retirements, net	18,512	271
Excess tax benefit on stock options	(589)	-
Changes in operating assets and liabilities:
Accounts receivable	(41,934)	76,532
Inventories	(76,955)	(110,482)
Accounts payable	(18,297)	(11,040)
Other assets and liabilities, net	4,701	106,661
Net cash provided by operating activities	111,728	247,386
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(131,305)	(84,419)
Intangible assets acquired	(39,586)	(28,954)
Proceeds from dispositions of assets and investments	4,457	4,459
Proceeds from lease termination	-	8,750
Proceeds from insured loss	-	2,758
Net cash used in investing activities	(166,434)	(97,406)
FINANCING ACTIVITIES:
Net proceeds from (payments to) revolver	375,000	(87,000)
Principal payments on long-term debt	(278,189)	(10,557)
Change in zero balance cash accounts	17,611	(4,842)
Net proceeds from the issuance of common stock	732	12,618
Payments for the repurchase of preferred stock	-	(21,034)
Financing fees paid for early debt redemption	(13,841)	-
Excess tax benefit on stock options	589	-
Deferred financing costs paid	-	(120)
Net cash provided by (used in) financing activities	101,902	(110,935)
Increase in cash and cash equivalents	47,196	39,045
Cash and cash equivalents, beginning of period	185,758	144,167
Cash and cash equivalents, end of period	$232,954	$183,212

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirty-nine weeks ended November 29, 2014	Thirty-nine weeks ended November 30, 2013

OPERATING ACTIVITIES:
Net income	$274,141	$194,037
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	309,203	301,681
Lease termination and impairment charges	20,661	24,034
Gain from lease termination	-	(8,750)
LIFO charge	4,632	60,000
Gain on sale of assets, net	(2,540)	(16,396)
Stock-based compensation expense	16,932	12,194
Loss on debt retirements, net	18,512	62,443
Excess tax benefit on stock options	(27,647)	-
Changes in operating assets and liabilities:
Accounts receivable	(41,493)	79,895
Inventories	(8,038)	(206,408)
Accounts payable	(45,047)	25,160
Other assets and liabilities, net	(45,357)	(19,972)
Net cash provided by operating activities	473,959	507,918
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(324,938)	(255,269)
Intangible assets acquired	(79,609)	(64,605)
Acquisition of Health Dialog and RediClinic, net of cash acquired	(69,793)	-
Proceeds from sale-leaseback transactions	-	3,989
Proceeds from dispositions of assets and investments	10,559	14,157
Proceeds from lease termination	-	8,750
Proceeds from insured loss	-	6,138
Net cash used in investing activities	(463,781)	(286,840)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,152,293	1,310,000
Net proceeds from (payments to) revolver	380,000	(75,000)
Principal payments on long-term debt	(1,443,812)	(1,332,528)
Change in zero balance cash accounts	(39,934)	(10,161)
Net proceeds from the issuance of common stock	15,523	24,881
Payments for the repurchase of preferred stock	-	(21,034)
Financing fees paid for early debt redemption	(13,841)	(45,636)
Excess tax benefit on stock options	27,647	-
Deferred financing costs paid	(1,506)	(17,840)
Net cash provided by (used in) financing activities	76,370	(167,318)
Increase in cash and cash equivalents	86,548	53,760
Cash and cash equivalents, beginning of period	146,406	129,452
Cash and cash equivalents, end of period	$232,954	$183,212

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING FEBRUARY 28, 2015

(In thousands, except per share amounts)

	Guidance Range
	Low	High

Sales	$26,250,000	$26,400,000

Same store sales	3.75%	4.25%

Gross capital expenditures	$525,000	$525,000

Reconciliation of net income to adjusted EBITDA:
Net income	$315,000	$370,000
Adjustments:
Interest expense	393,000	393,000
Income tax expense	35,000	35,000
Depreciation and amortization	418,000	416,000
LIFO charge	15,000	-
Store closing and impairment charges	50,000	46,000
Loss on debt retirement	18,000	18,000
Other	31,000	27,000
Adjusted EBITDA	$1,275,000	$1,305,000

Diluted income per share	$0.31	$0.37